Exhibit (a)(25)

AB BOND FUND, INC.

ARTICLES OF AMENDMENT

AB Bond Fund, Inc., a Maryland corporation (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended to change the name of a series of Common Stock of the Corporation as follows:

Current Name	Amended Name
AB Limited Duration High Income Portfolio	AB Short Duration High Yield Portfolio
Class A Common Stock	Class A Common Stock
Class B Common Stock	Class B Common Stock
Class C Common Stock	Class C Common Stock
Advisor Class Common Stock	Advisor Class Common Stock
Class R Common Stock	Class R Common Stock
Class K Common Stock	Class K Common Stock
Class I Common Stock	Class I Common Stock
Class T Common Stock	Class T Common Stock
Class 1 Common Stock	Class 1 Common Stock
Class 2 Common Stock	Class 2 Common Stock

SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD: This amendment to the charter of the Corporation will be effective on July 5th, 2023, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, AB Bond Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Onur Erzan, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 6th day of June 2023. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

AB BOND FUND, INC.
By:	/s/ Onur Erzan
Onur Erzan
President

ATTEST:

/s/ Stephen J. Laffey

Stephen J. Laffey
Assistant Secretary

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